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                                                                   EXHIBIT 23.11


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-4 of Keystone Financial, Inc. and the related Joint Proxy Statement/Prospectus of our report dated January 28, 1994, with respect to the consolidated financial statements of WM Bancorp and subsidiaries for the year ended December 31, 1993, which report is included in the Annual Report on Form 10-K filed by Keystone Financial, Inc. for the year ended December 31, 1995, and to the reference to our firm under the heading "Experts" in the Registration Statement and the related Joint Proxy Statement/Prospectus.

Our report refers to a change in the method of accounting for income taxes and certain investment securities during 1993.

                                         /s/ KPMG Peat Marwick LLP

                                         KPMG PEAT MARWICK LLP

Pittsburgh, Pennsylvania
January 21, 1997